Exhibit 14.3

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and the use in the Statement of Additional Information of the Blanchard Capital Growth Fund (one of the portfolios of the Blanchard Group of Funds, hereafter referred to as the `Fund'') dated February 29, 1996, which Prospectus and Statement of Additional Information are incorporated by reference in the Combined Proxy Statement/Prospectus and related Statement of Additional Information constituting parts of this Post-Effective Amendment No. 1 to the registration statement on Form N-14 (the `Registration Statement''), of our report dated December 22, 1995, relating to the financial statements and financial highlights appearing in the October 31, 1995 Annual Reports to Shareholders of the Fund which is also incorporated by reference into the Prospectus dated February 29, 1996. We also consent to the references to us under the headings `Financial Highlights''and ``Independent Accountants'' in the Prospectus dated February 29, 1996.



/s/ Price Waterhouse LLP
Price Waterhouse LLP

New York, New York
April 17, 1997